Exhibit 99.1

BIO-TECHNE TO ACQUIRE EXOSOME DIAGNOSTICS, INC.

MINNEAPOLIS and WALTHAM, June 25, 2018 /PRNewswire/ -- Bio-Techne Corporation (NASDAQ: TECH) announced today that it has reached agreement to acquire Exosome Diagnostics, Inc. for $250 million in cash plus contingent consideration of up to $325 million due upon the achievement of certain future milestones. The transaction is expected to close in July or early August 2018. The transaction will be financed through a combination of cash on hand and a revolving line of credit facility that Bio-Techne expects to obtain prior to the closing of the acquisition. Bio-Techne’s management team will hold a conference call tomorrow, June 26, 2018 at 8:00 am CDT to discuss the Exosome Diagnostics acquisition. Interested parties may listen to the conference call by dialing 800-263-0877 or 646-828-8143 (for international callers) and referencing conference ID: 7186638.

Charles R. Kummeth, President and Chief Executive Officer of Bio-Techne commented: “We are excited to acquire the Exosome Diagnostic technology platform and integrate it into the Bio-Techne portfolio. ExosomeDx’s technology is a game changer, and positions Bio-Techne to be a leader in the rapidly-growing non-invasive liquid biopsy market. There are multiple synergies with our core company, including our 40-year track record of developing and commercializing the highest-quality biologicals, especially in the field of cytokines. We will leverage our strong brand and market leadership position to extend these core competencies to the science of exosomes and cell free-DNA (cfDNA) biology and their utility as novel diagnostic tools. The non-invasive nature of this technology creates a new process for liquid biopsies and is likely to transform medical practice. Exosome Diagnostics complements our molecular pathology business, Advanced Cellular Diagnostics (ACD), which remains a robust growth segment for the Company.”

Currently Exosome Diagnostics markets a urine-based test, ExoDx® Prostate(IntelliScore) (EPI), to assist physicians in determining the need for a prostate biopsy in patients with an ambiguous PSA test result. Exosome Diagnostics has approximately 200 filed patents and applications to protect the technology and enable the development of novel, highly sensitive diagnostics in various pathologies with either difficult or no current diagnostic solutions, like prostate, bladder, kidney, breast, glioblastoma and a host of other cancers. Mr. Kummeth continued: “This is a very strategic acquisition for us as we also expand in the CAR-T cell marketplace, leveraging our growing critical mass in cell culture-focused product lines. Following this acquisition, the Company now sells solutions to the entire workflow of cancer: research, diagnostics and therapeutics. When this transaction closes, Exosome Diagnostics will mark our 14th acquisition in the past 5 years, and our most promising to date. We expect big things to come!”

Exosome Diagnostics Chief Executive Officer John Boyce added, “Driving the company’s significant growth over the last two and a half years was the derivation and execution of a three-pillar business model that focused on companion diagnostic deals with leading pharmaceutical companies, diagnostic test deployment, and point of care instrumentation development that employs and automates exosome interrogation methodologies. We believe we have found the perfect partner to take our technology to the next level. Both companies share the vision to develop innovative tools that can revolutionize medicine and provide better care for patients. EPI is the first of many diagnostic tests we have in our pipeline and we remain confident that the underlying technology of exosome- and cfDNA-based analysis, along with the artificial intelligence tools we have developed, can deconvolute complex gene expression data and find diagnostic signatures that are early predictors of disease progression. We are very pleased with this transaction and look forward to being part of a larger company with a global presence.”

Exosome Diagnostics was founded on the discoveries of their Chief Scientific Officer, Dr. Johan Skog, whose publication (Nature Cell Biology 10:1470-1476, 2008) provided initial evidence of the valuable information contained in exosomes by virtue of the nucleic acid content carried by these vesicles. The company developed its first diagnostic test in 2016 with the launch of the EPI, a prostate-specific test conducted on exosomes isolated from urine. The non-invasive nature of the test and the ability to select for exosomes derived from specific tissues make the technology extremely useful as a diagnostic tool in cancers where the primary site is not easily accessible for conventional analysis.

Exosome Diagnostics main investors, Forbion, Tiger Management, and NGN, look forward to the union of Bio-Techne and Exosome Diagnostics, and the positive paradigm change the companies will have on patients’ lives.

Fredrikson & Byron, P.A. is serving as Bio-Techne's legal counsel. Moelis & Company, LLC is the financial advisor and Goodwin Procter LLP is serving as legal counsel to Exosome Diagnostics.

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Forward-Looking Statements

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. Forward-looking statements in this press release include statements regarding our belief about the market applications and impact of our pending acquisition of Exosome Diagnostics Inc. and our ability to derive advantages from this acquisition as we integrate it into our business. The following important factors, among others, have affected and, in the future could affect, the our actual results: the effect of new branding and marketing initiatives, the integration of new leadership, the introduction and acceptance of new products, the levels and particular directions of research and product development by our customers, the impact of the growing number of producers of biotechnology research and diagnostics products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of our research and product development efforts and those of companies in which we have invested or with which we have formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

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Bio-Techne Corporation (NASDAQ: TECH) is a leading developer and manufacturer of high quality purified proteins––notably cytokines and growth factors, antibodies, immunoassays, as well as biologically active small molecule compounds --- which are sold to biomedical researchers and clinical research laboratories; these operations constitute the core Biotechnology Division, headquartered in Minneapolis, Minnesota. The Protein Platform Division manufactures innovative protein analysis tools under the ProteinSimple brand name that greatly automate western blotting and immunoassay practices. The Diagnostic Division manufactures FDA-regulated controls, calibrators, blood gas and clinical chemistry controls for OEM and clinical customers. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $563 million in net sales in fiscal 2017 and has approximately 1,900 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact: David Clair, Investor Relations

               (646) 277-1266

James Hippel, Chief Financial Officer
(612) 379-8854